CPI Aerostructures, Inc. 8-K

Exhibit 99.1

CPI AEROSTRUCTURES REPORTS
FIRST QUARTER 2025 RESULTS

First Quarter 2025 vs. First Quarter 2024

●	Revenue of $15.4 million compared to $19.1 million;
●	Gross profit of $1.6 million compared to $3.6 million;
●	Gross margin of 10.7% compared to 18.6%;
●	Net (loss) income of $(1.3) million compared to net income of $0.2 million;
●	(Loss) earnings per share of $(0.10) compared to earnings per share of $0.01;
●	Adjusted EBITDA(1) of $(0.8) million compared to $1.2 million;
●	Cash flow used in operations of $2.7 million compared to $1 million.

EDGEWOOD, N.Y. – May 15, 2025 – CPI Aerostructures, Inc. (“CPI Aero” or the “Company”) (NYSE American: CVU) today announced financial results for the three month period ended March 31, 2025.

“Our first quarter 2025 results were significantly impacted by the recognition of a pre-tax loss of $2.1 million on our A-10 Program, a challenging Program with higher manufacturing costs on a 2019-fixed price contract. In light of the pending retirement of the A-10 fleet, we have now taken the necessary steps to mitigate this Program’s further potential degradation to the Company’s financial performance. Our first quarter 2025 gross profit without the A-10 Program impact was 21.6% compared to 18.6% in the first quarter of 2024 and, our income before provision for income taxes, without the A-10 Program impact, was $0.5 million compared to $0.2 million in the first quarter of 2024,” said Dorith Hakim, President and CEO.

“We continued to improve our balance sheet during the first quarter, bringing our total debt down to an all-time low of $16.7 million and our Debt-to-Adjusted EBITDA Ratio to 2.9 marking our ninth consecutive quarter-end below 3.0,” continued Dorith Hakim, President and CEO.

Concluded Ms. Hakim, “We remain committed to driving operational improvements as we strive to meet our customer’s priorities while optimizing our portfolio, transitioning from legacy programs to programs of the future. We ended the quarter with a strong backlog of $516 million, which includes multiple new program awards from L3Harris, Raytheon, Lockheed and Embraer. We remain confident in CPI Aero’s long-term outlook and look forward to capitalizing on the multiple opportunities ahead as we continue to build on our long-standing relationships with our customers.”

About CPI Aero

CPI Aero is a U.S. manufacturer of structural assemblies for fixed wing aircraft, helicopters and airborne Intelligence Surveillance and Reconnaissance pod systems in both the commercial aerospace and national security markets. Within the global aerostructure supply chain, CPI Aero is either a Tier 1 supplier to aircraft OEMs or a Tier 2 subcontractor to major Tier 1 manufacturers. CPI also is a prime contractor to the U.S. Department of Defense, primarily the Air Force. In conjunction with its assembly operations, CPI Aero provides engineering, program management, supply chain management, and MRO services.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release are forward-looking statements. Words such as “remain confident," “outlook,” “opportunities ahead,” “continue,” and similar expressions are intended to identify these forward-looking statements. These forward-looking statements include the Company’s confidence in its long-term outlook, expectations for future opportunities, and plans to continue strengthening customer relationships. The Company does not guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements.

Forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. There are a number of important factors that could cause the Company’s actual results to differ materially from those indicated or implied by its forward-looking statements, including those important factors set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2024 filed with the Securities and Exchange Commission. Although the Company may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CPI Aero® is a registered trademark of CPI Aerostructures, Inc. For more information, visit www.cpiaero.com, and follow us on Twitter @CPIAERO.

Contacts:

Investor Relations Counsel	CPI Aerostructures, Inc.
Alliance Advisors IR	Philip Passarello
Jody Burfening	Chief Financial Officer
(212) 838-3777	(631) 586-5200
cpiaero@allianceadvisors.com	ppassarello@cpiaero.com
www.cpiaero.com

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2025 (Unaudited)	December 31, 2024
ASSETS
Current Assets:
Cash	$1,868,580	$5,490,963
Accounts receivable, net	5,565,694	3,716,378
Contract assets, net	32,080,347	32,832,290
Inventory	897,523	918,288
Prepaid expenses and other current assets	705,679	634,534
Total Current Assets	41,117,823	43,592,453

Operating lease right-of-use assets	2,370,664	2,856,200
Property and equipment, net	728,540	767,904
Deferred tax asset, net	19,221,166	18,837,576
Goodwill	1,784,254	1,784,254
Other assets	138,284	143,615
Total Assets	$65,360,731	$67,982,002

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$14,497,164	$11,097,685
Accrued expenses	4,547,206	7,922,316
Contract liabilities	1,955,260	2,430,663
Loss reserve	98,534	22,832
Current portion of line of credit	2,750,000	2,750,000
Current portion of long-term debt	18,736	26,483
Operating lease liabilities, current	2,206,562	2,162,154
Income taxes payable	93,156	58,209
Total Current Liabilities	26,166,618	26,470,342

Line of credit, net of current portion	13,890,000	14,640,000
Long-term operating lease liabilities	374,566	938,418
Total Liabilities	40,431,184	42,048,760

Shareholders’ Equity:
Common stock - $.001 par value; authorized 50,000,000 shares, 13,009,294 and 12,978,741 shares, respectively, issued and outstanding	13,009	12,979
Additional paid-in capital	74,744,850	74,424,651
Accumulated deficit	(49,828,312)	(48,504,388)
Total Shareholders’ Equity	24,929,547	25,933,242
Total Liabilities and Shareholders’ Equity	$65,360,731	$67,982,002

CPI AEROSTRUCTURES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three months Ended March 31,
	2025	2024
Revenue	$15,400,608	$19,081,143
Cost of sales	13,751,133	15,527,394
Gross profit	1,649,475	3,553,749

Selling, general and administrative expenses	2,835,777	2,713,904
(Loss) income from operations	(1,186,302)	839,845

Other income (expense)	1,500	—
Interest expense	(488,091)	(632,135)
(Loss) income before provision for income taxes	(1,672,893)	207,710

(Benefit) Provision for income taxes	(348,969)	39,472
Net (loss) income	$(1,323,924)	$168,238

(Loss) Income per common share, basic	$(0.10)	$0.01

(Loss) Income per common share, diluted	$(0.10)	$0.01

Shares used in computing (loss) income per common share:
Basic	12,720,148	12,486,889
Diluted	12,720,148	12,680,584

Unaudited Reconciliation of GAAP to Non-GAAP Measures

Note: (1) Adjusted EBITDA is a non-GAAP measure defined as GAAP income from operations plus depreciation, amortization and stock-compensation expense.

Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to income from operations or net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments are outlined below. Please refer to the following table below that reconciles GAAP income from operations to Adjusted EBITDA.

The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Depreciation. The Company incurs depreciation expense (recorded in cost of sales and in selling, general and administrative expenses) related to capital assets purchased, leased or constructed to support the ongoing operations of the business. The assets are recorded at cost or fair value and are depreciated over the estimated useful lives of individual assets.

Stock-based compensation expense. The Company incurs non-cash expense related to stock-based compensation included in its GAAP presentation of cost of sales and selling, general and administrative expenses. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.

Reconciliation of income from operations to Adjusted EBITDA is as follows:

	Three months ended March 31
	2025	2024
(Loss) income From Operations	$(1,186,302)	$839,845
Depreciation	98,767	99,567
Stock-based compensation	320,229	281,523
Adjusted EBITDA	$(767,306)	$1,220,935